Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

BARE ESCENTUALS, INC.

AMENDED AND RESTATED

BYLAWS

OF

BARE ESCENTUALS, INC.

i

ii

AMENDED AND RESTATED

BYLAWS

OF

BARE ESCENTUALS, INC.

ARTICLE I

OFFICES

                                Section 1.  REGISTERED OFFICES.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                                Section 2.  OTHER OFFICES.  The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

                                Section 1.  PLACE OF MEETINGS.  Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board.  In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

                                Section 2.  ANNUAL MEETING OF STOCKHOLDERS.  The annual meeting of stockholders shall be held each year on a date and a time designated by the Board.  At each annual meeting directors shall be elected and any other proper business may be transacted..

                                Section 3.  QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF.  A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

                                Section 4.  VOTING.  When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on a particular question shall decide such question brought before such meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.  Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

                                Section 5.  PROXIES.  At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him or her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.  All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.  Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board as provided in Article II, Section 8 hereof.

                                Section 6.  SPECIAL MEETINGS.  Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary at the request in writing of a majority of the members of the Board.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                                Section 7.  NOTICE OF STOCKHOLDERS’ MEETINGS.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

                                Section 8. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.  In order that the corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date:  (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty days prior to such other action.  If no record date is fixed:  (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                Section 9.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                                                (a)           Nominations of persons for election to the Board of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or (iii) by any stockholder of the corporation who was a stockholder of record at the time notice provided for in this Section 9 is given to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures in this Section 9.

                                                (b)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the earlier of (i) the day on which notice of the meeting was mailed or (ii) the date public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-101 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder and of such beneficial owner, as they appear on the corporation’s books, (II) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (III) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (IV) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (z) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

                                                (c)           Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 9 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of (i) the ninetieth day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

                                                (d)           (i)             Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9.   Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by paragraph (b) of this Section 9) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

                                                                (ii)           For purposes of this Section 9, “public announcement” shall include disclosure in a press release reported by PRNewswire, Business Wire, the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                                                (iii)          Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9.  Nothing in this Section 9 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock of the corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

                                Section 10.  MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                Section 11.  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may not be taken without a meeting.

ARTICLE III

DIRECTORS

                                Section 1.  THE NUMBER OF DIRECTORS.  The number of directors which shall constitute the whole Board shall be not less than three nor more than fifteen.  The actual number of directors shall be fixed from time to time solely by resolution adopted by the affirmative vote of a majority of the directors.  The directors need not be stockholders.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, for cause, from the Board at any meeting of stockholders by not less than 66 2/3% of the outstanding stock of the Corporation.

                                Section 2.  VACANCIES.  Vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director.  The directors so chosen shall hold office until the next election of directors for the class to which such director has been elected and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                                Section 3.  POWERS.  The property and business of the corporation shall be managed by or under the direction of its Board.  In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                                Section 4.  PLACE OF DIRECTORS’ MEETINGS.  The directors may hold their meetings, have one or more offices, and keep the books of the corporation outside of the State of Delaware.

                                Section 5.  REGULAR MEETINGS.  Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

                                Section 6.  SPECIAL MEETINGS.  Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer on forty-eight hours’ notice to each director, either personally or by mail, electronic or facsimile transmission or by telegram; special meetings shall be called by the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of two directors, unless the Board consists of only one director, in which case special meetings shall be called by the Chief Executive Officer or Secretary in like manner or on like notice on the written request of the sole director.

                                Section 7.  QUORUM.  At all meetings of the Board a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  If only one director is authorized, such sole director shall constitute a quorum.

                                Section 8.  ACTION WITHOUT MEETING.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

                                Section 9.  TELEPHONIC MEETINGS.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                                Section 10.  COMMITTEES OF DIRECTORS.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the

Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                                Section 11.  MINUTES OF COMMITTEE MEETINGS.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required..

                                Section 12.  COMPENSATION OF DIRECTORS.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

                                Section 1.  OFFICERS.  The officers of this corporation shall be chosen by the Board and shall include a Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer or Treasurer.  The corporation may also have at the discretion of the Board such other officers as are desired, including one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof.  In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title.  At the time of the election of officers, the directors may by resolution determine the order of their rank.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

                                Section 2.  ELECTION OF OFFICERS.  The Board, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

                                Section 3.  SUBORDINATE OFFICERS.  The Board may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                                Section 4.  COMPENSATION OF OFFICERS.  The salaries of all officers of the corporation shall be fixed by the Board.

                                Section 5.  TERM OF OFFICE; REMOVAL AND VACANCIES.  The officers of the corporation shall hold office until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board.  If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board.

                                 Section 6.  POWERS AND DUTIES OF OFFICERS.  The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

                                The Chief Executive Officer shall have the general and active management of the business, property and affairs of the corporation, subject to the control of the Board, and shall have the powers and perform the duties customarily exercised by the Chief Executive Officer of a business corporation, including the authority to sign on behalf of the corporation and the duty to execute all directions and resolutions of the Board.  She shall perform such other duties as may be specified in these Bylaws or prescribed by the Board.

                                The President shall have such powers and duties as may be specified in these Bylaws, prescribed by the Board or delegated by the Chief Executive Officer.  The President shall have the authority to sign on behalf of the corporation and the duty to execute all directions and resolutions of the Board.  In the event of the absence or disability of the Chief Executive Officer, her duties shall be performed and her powers shall be exercised by the President to the extent designated by the Board.

ARTICLE V

INDEMNIFICATION OF EMPLOYEES AND AGENTS

                                The corporation may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

ARTICLE VI

CERTIFICATES OF STOCK

                                Section 1.  CERTIFICATES.  The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the

corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

                                Section 2.  SIGNATURES ON CERTIFICATES.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

                                Section 3.  STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                Section 4.  LOST CERTIFICATES.  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                Section 5.  TRANSFERS OF STOCK.  Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                Section 6.  REGISTERED STOCKHOLDERS.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

                                Section 1.  CHECKS.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board may from time to time designate.

                                Section 2.  FISCAL YEAR.  The fiscal year of the corporation shall be fixed by resolution of the Board.

                                Section 3.  CORPORATE SEAL.  The corporate seal shall have inscribed thereon the name of the corporation, and shall be in such form as may be approved from time to time by the Board.

                                Section 4.  MANNER OF GIVING NOTICE.  Whenever, under the law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by electronic or facsimile transmission, telegram, telecopier or any other means of communication permitted by law.

                                Section 5.  WAIVER OF NOTICE.  Whenever any notice is required to be given under the law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof via electronic or facsimile transmission, mail, telegram, or telecopier in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VIII

AMENDMENTS

                                These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board in accordance with the terms of the Certificate of Incorporation.  If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.